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                           AMENDMENT TO PROMISORY NOTE
                                       FOR
                                MITCHEL UNDERSETH


July 15, 2000


In light of your commitment of supporting Oryx Technology Corporation on a part-time basis, Oryx Technology Corporation will amend the terms of your loan to reflect your part-time status and extend the maturity date one year to July 15, 2001. If you decide to leave your employment at Oryx Technology Corporation prior to July 15, 2001 your loan will become due immediately and payable upon this event.




By: /s/ Philip Micciche
    -------------------------
    Philip Micciche
    CEO
    Oryx Technology Corporation